Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS FIRST QUARTER RESULTS

ANGLETON, TX, APRIL 23, 2015 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, today announced financial results for the quarter ending March 31, 2015.

	Three Months Ended
	Mar 31,	Dec 31,	Mar 31,
	2015	2014	2014
Net sales (in millions)	$621	$710	$639
Net income (in millions)	$14	$24	$19
Net income – non-GAAP (in millions)	$18	$23	$19
Diluted EPS	$0.27	$0.45	$0.35
Diluted EPS – non-GAAP	$0.34	$0.43	$0.35
Operating margin (%)	3.0%	4.0%	3.5%
Operating margin – non-GAAP (%)	3.8%	4.0%	3.6%

“I am pleased with the performance of our team in a challenging quarter,” said Gayla J. Delly, Benchmark’s President and CEO. “The team delivered first quarter revenues and earnings within our expectations even though industrial control demand headwinds were stronger than expected. Our operating margin improved 20 basis points year over year, driven by our ongoing focus on operational excellence and increased revenues from our growth markets. We believe we are well positioned to continue expanding operating margins throughout the year.”

First Quarter 2015 Overview

•         Cash flows used in operating activities were $11 million.

•         Cash and cash equivalents balance was $384 million at March 31, 2015.

•         Repurchases of common shares totaled $16 million or 0.7 million shares.

•         New program bookings were $105 million to $125 million.

•         Accounts receivable was $491 million at March 31, 2015; calculated days sales outstanding were 71 days compared to 66 days at December 31, 2014 and 65 days at March 31, 2014.

•         Inventory was $427 million at March 31, 2015; inventory turns were 5.3 times compared to 6.5 at December 31, 2014 and 5.3 at March 31, 2014.

•         Restructuring charges and integration costs totaled $5 million.

First Quarter Industry Sector Update

The following table sets forth revenue by industry sector for the referenced quarters.

	Mar 31,	Dec 31,	Mar 31,
	2015	2014	2014
Industrial control equipment	32%	32%	29%
Telecommunication equipment	27	29	27
Computers and related products	19	20	20
Medical devices	13	11	11
Testing and instrumentation products	9	8	13
	100%	100%	100%

Second Quarter 2015 Outlook

•         Revenue between $635 and $665 million.

•         Diluted earnings per share between $0.37 and $0.41 (excluding restructuring charges and integration costs).

Conference Call Details

A conference call hosted by Benchmark management will be held today at 10:00 am (Central Time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the internet and may be accessed by logging on to the Company’s website at www.bench.com.

About Benchmark Electronics, Inc.

Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial control equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers and related products for business enterprises, medical devices, and testing and instrumentation products. Benchmark’s global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Lisa K. Weeks, VP of Strategy & Investor Relations

979-849-6550 (ext. 1361) or lisa.weeks@bench.com

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore do not follow U.S. generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. Management discloses non-GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. Management uses non-GAAP measures of net income and earnings per share that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. Our non-GAAP information is not necessarily comparable to non-GAAP information used by other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This press release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” “goals” and similar terms, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things, the statement “we believe we are well positioned to continue expanding operating margins throughout the year”, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, in its other filings with the Securities and Exchange Commission and in its press releases.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014

Income from operations (GAAP)	$18,708	$28,653	$22,432
Restructuring charges and integration costs	4,869	955	2,109
Gain on sale of subsidiary	-	(1,547)	-
Thailand flood-related items, net of insurance	-	-	(1,571)
Non-GAAP income from operations	$23,577	$28,061	$22,970

Net income (GAAP)	$14,205	$24,011	$19,125
Restructuring charges and integration costs, net of tax	3,595	740	1,383
Gain on sale of subsidiary, net of tax	-	(1,547)	-
Thailand flood-related items, net of insurance and tax	-	-	(1,263)
Non-GAAP net income	$17,800	$23,204	$19,245

Earnings per share: (GAAP)
Basic	$0.27	$0.45	$0.36
Diluted	$0.27	$0.45	$0.35

Earnings per share: (Non-GAAP)
Basic	$0.34	$0.44	$0.36
Diluted	$0.34	$0.43	$0.35

Weighted-average number of shares used
in calculating earnings per share:
Basic	52,463	53,020	53,650
Diluted	53,045	53,609	54,277

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended
	March 31,
	2015	2014
Sales	$620,925	$639,344
Cost of sales	569,146	588,221
Gross profit	51,779	51,123
Selling, general and administrative expenses	28,202	28,153
Restructuring charges and integration costs	4,869	2,109
Thailand flood-related items, net of insurance	-	(1,571)
Income from operations	18,708	22,432
Interest expense	(435)	(476)
Interest income	432	515
Other income (expense), net	(1,057)	26
Income before income taxes	17,648	22,497
Income tax expense	3,443	3,372
Net income	$14,205	$19,125

Earnings per share:
Basic	$0.27	$0.36
Diluted	$0.27	$0.35

Weighted-average number of shares used in calculating earnings per share:
Basic	52,463	53,650
Diluted	53,045	54,277

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2015	2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$383,596	$427,376
Accounts receivable, net	490,686	520,389
Inventories	426,837	401,261
Other current assets	41,369	39,527
Total current assets	1,342,488	1,388,553
Long-term investments	1,012	1,008
Property, plant and equipment, net	187,049	190,180
Goodwill and other, net	98,858	99,148
Total assets	$1,629,407	$1,678,889

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of capital lease obligations	$701	$676
Accounts payable	248,563	289,786
Accrued liabilities	63,364	68,636
Total current liabilities	312,628	359,098
Capital lease obligations, less current installments	8,665	8,845
Other long-term liabilities	19,512	19,906
Shareholders’ equity	1,288,602	1,291,040
Total liabilities and shareholders’ equity	$1,629,407	$1,678,889